UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

    Date of report (Date of earliest event reported):  October 23, 2008

TRIO-TECH INTERNATIONAL

(Exact Name of Registrant as Specified in Its Charter)

California

(State or Other Jurisdiction of Incorporation)

1-14523                                                                                                   95-2086631

(Commission File Number)                        (IRS Employer Identification No.)

16139 Wyandotte Street, Van Nuys, California                            91406

(Address of Principal Executive Offices)                         (Zip Code)

(818) 787-7000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

       Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01.                                Entry into a Material Definitive Agreement

On October 23, 2008, Trio-Tech Chongqing Co., Ltd. (“Company”), a wholly-owned subsidiary of Trio-Tech International Pte., Ltd. (which in turn is a wholly-owned subsidiary of the Registrant) entered into a Memorandum Agreement with JiaSheng Property Development Co., Ltd. (“JiaSheng”) to purchase four units of commercial property and two units of residential property, totaling 1,391.70 square meters, at JiaSheng Jingyun Huafu Project located at No. 17 Puyun Avenue in Chongqing, China. JiaSheng and the Company are parties to a previously disclosed Agreement entered into on August 27, 2007 and the Supplement Agreement entered into on November 15, 2007 (collectively the “Beibei Agreements”) relating to an investment in the NO.B48 lot in the Beibei District Beibei New Town Construction Area in Chongqing, China.

The total cash purchase price to be paid by the Company under the Memorandum Agreement is RMB 7,042,566 (Chinese yuan) or approximately $1,030,308 (U.S. dollars). Under the terms of the Memorandum Agreement, the Company will make a down payment of 10% in cash in the amount of RMB 704,300, or U.S. $103,037, in October 2008 and the balance of 90% will be paid in October and November 2008, using internally generated funds of the Company.

Additionally, on October 23, 2008, the Company entered into a lease agreement with JiaSheng for the six units purchased from JiaSheng pursuant to the Memorandum Agreement.  The lease provides for a two year term with an annual rental income of RMB 1,392,000 (Chinese yuan) or approximately $203,646 (U.S. dollars). The lease will start on November 1, 2008.

All dollar amounts above are based on the exchange rate as of October 23, 2008 published by the Federal Reserve Statistical Release.  The foregoing contains certain forward-looking statements which are based on current expectations and assumptions that are subject to risks and uncertainties.  Actual results could differ materially because of various factors, including without limitation changes in the exchange rate between Chinese yuan and United States dollars.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:                      October 29, 2008

TRIO-TECH INTERNATIONAL

                                By:/s/ VICTOR H.M. TING_______
  Victor H.M. Ting, Chief Financial Officer
  and Vice President (Principal Financial Officer)